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                                                                    EXHIBIT 23.4


               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the use of our reports with respect to National Energy Group, Inc. and Alexander Energy Corporation and to all references to our firm included in or made a part of this Registration Statement on Form S-4 of National Energy Group, Inc.

                                            NETHERLAND, SEWELL &
                                            ASSOCIATES, INC.

                                            By: /s/  FREDERIC D. SEWELL
                                                -------------------------------
                                                Frederic D. Sewell
                                                President